EXHIBIT 10.B

EL PASO CGP COMPANY, L.L.C.
(formerly known as El Paso CGP Company)
as Original Company
and
EL PASO CORPORATION
as New Company
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee
THIRD SUPPLEMENTAL INDENTURE
Dated as of December 31, 2005
to
INDENTURE
Dated as of May 15, 1992

TABLE OF CONTENTS

Page

ARTICLE 1 Relation to Indenture; Definitions	1
Section 1.01. Relation to Indenture	1
Section 1.02. Definitions	1
Section 1.03. General References	1

ARTICLE 2 Assumption of Obligations	2

ARTICLE 3 Miscellaneous	2
Section 3.01. Certain Trustee Matters	2
Section 3.02. Continued Effect	2
Section 3.03. Governing Law	2
Section 3.04. Counterparts	2

      THIRD SUPPLEMENTAL INDENTURE, dated as of December 31, 2005 (this “Supplemental Indenture”), among EL PASO CGP COMPANY, L.L.C., a Delaware limited liability company (formerly known as El Paso CGP Company, a Delaware corporation) (the “Original Company”), EL PASO CORPORATION, a Delaware corporation (the “New Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association (as successor-in-interest to The Bank of New York, a New York banking corporation, and Bank of Montreal Trust Company, a New York trust company), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).
RECITALS OF THE ORIGINAL COMPANY AND THE NEW COMPANY
      WHEREAS, the Original Company and the Trustee are parties to an Indenture, dated as of May 15, 1992 (the “Original Indenture”), such Original Indenture, as amended and supplemented from time to time (including without limitation pursuant to this Supplemental Indenture), being referred to herein as the “Indenture”; and
      WHEREAS, the Original Company proposes to transfer all or substantially all of its properties and assets as an entirety to the New Company (the “Asset Transfer”); and
      WHEREAS, Article 5 of the Indenture provides that the Original Company shall not transfer all or substantially all of its properties and assets as an entirety to any person, unless (among other things) the person which acquires by transfer all or substantially all of the Original Company’s properties and assets as an entirety shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Original Company under the Indenture and the Securities of each Series outstanding thereunder; and
      WHEREAS, pursuant to Section 9.01 of the Indenture, the Original Company and the Trustee may amend or supplement the Indenture without notice to or consent of any Securityholder to comply with Article 5 of the Indenture; and
      WHEREAS, accordingly, this Supplemental Indenture and the provisions set forth herein are authorized pursuant to Section 9.01 of the Indenture; and
      WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and
      NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
Relation to Indenture; Definitions
      Section 1.01.     Relation to Indenture. With respect to the Securities of each and every Series outstanding under the Indenture, this Supplemental Indenture constitutes an integral part of the Indenture.
      Section 1.02.     Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.
      Section 1.03.     General References. All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2
Assumption of Obligations
      Effective upon the consummation of the Asset Transfer, and pursuant to and in accordance with Sections 5.01 and 5.02 of the Indenture, (i) the New Company hereby expressly assumes all of the obligations of the Original Company under the Indenture and all outstanding Securities of each Series and (ii) the Original Company is hereby relieved of all obligations and covenants under the Indenture and the Securities of each Series.
ARTICLE 3
Miscellaneous
      Section 3.01.     Certain Trustee Matters. The recitals contained herein shall be taken as the statements of the Original Company and the New Company, and the Trustee assumes no responsibility for their correctness.
      The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or due execution thereof by the Original Company or the New Company.
      Section 3.02.     Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as so supplemented and amended, and as further supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.
      Section 3.03.     Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
      Section 3.04.     Counterparts. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

EL PASO CGP COMPANY, L.L.C.

By:	/s/ John J. Hopper

Name: John J. Hopper

Title:	Vice President and Treasurer

EL PASO CORPORATION

By:	/s/ John J. Hopper

Name: John J. Hopper

Title:	Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

By:	/s/ John Stohlmann

Authorized Signatory